JENNIFER CONVERTIBLES INC. AND SUBSIDIARIES                        EXHIBIT 11.1
STATEMENT RE: COMPUTATION OF NET (LOSS) PER SHARE
THIRTEEN AND TWENTY-SIX WEEKS ENDED MARCH 1, 1997 AND FEBRUARY 24, 1996
(in thousands, except per share data)

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

                                                        Primary                                Primary
                                                      ---------------                       ----------------

                                                            Thirteen weeks ended                     Twenty-six weeks ended
                                                      March 1, 1997     February 24, 1996     March 1, 1997      February 24, 1996
                                                      -------------     -----------------     -------------      -----------------

   Net (loss)                                               ($442)             ($3,917)               ($893)             ($4,971)
   Interest adjustments                                        --                   --                   --                   --
                                                          -------              -------              -------              -------

Adjusted net (loss)                                         ($442)             ($3,917)               ($893)             ($4,971)
                                                          =======              =======              =======              =======



Weighted average common and
   common equivalent shares outstanding:

   Weighted average common shares outstanding               5,701                5,701                5,701                5,701

   Weighted average common equivalents                         --                   --                   --                   --
                                                          -------              -------              -------              -------

Weighted average common and
   common equivalent shares outstanding                     5,701                5,701                5,701                5,701
                                                          =======              =======              =======              =======



Net (loss) per common and
    common equivalent shares                               ($0.08)              ($0.69)              ($0.16)              ($0.87)
                                                          =======              =======              =======              =======

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